EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated August 24, 2007, except as to Note 1 for which the date is December 4, 2007, on the May 31, 2007 financial statements of Progressive Training, Inc. (formerly Advanced Media Training, Inc.) in the Registration Statement on Form 10-SB Amendment No. 3.


/s/ Farber Hass Hurley & McEwen LLP
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Camarillo, California
January 9, 2008